Exhibit 2.35

SHARE PURCHASE WARRANT INDENTURE

LORUS THERAPEUTICS INC.

- AND -

COMPUTERSHARE TRUST COMPANY OF CANADA

Providing for the issue
of up to 4,966,740 Common Share Purchase Warrants

October 4, 2010

3.10	No Fractional Shares	25
3.11	Reclassification, Reorganizations, etc.	25
ARTICLE 4 COVENANTS OF THE COMPANY		26
4.1	General Covenants	26
4.2	Securities Qualification Requirements	28
4.3	Warrant Agent’s Remuneration and Expenses	28
4.4	Third Party Interests	28
4.5	Performance of Covenants by Warrant Agent	29
ARTICLE 5 ENFORCEMENT		29
5.1	Warrantholders May Not Sue	29
5.2	Suits by Warrantholders	30
5.3	Warrant Agent may Institute Proceedings	30
5.4	Immunity of Shareholders, etc.	30
5.5	Limitation of Liability	30
ARTICLE 6 MEETINGS OF WARRANTHOLDERS		31
6.1	Right to Convene Meeting	31
6.2	Notice	31
6.3	Chairman	31
6.4	Quorum	31
6.5	Power to Adjourn	32
6.6	Show of Hands	32
6.7	Poll	32
6.8	Voting	32
6.9	Persons Entitled to be Present	33
6.10	Regulations	33
6.11	Certain Powers Exercisable by Extraordinary Resolution	34
6.12	Definition of “Extraordinary Resolution”	35
6.13	Resolutions Binding on all Warrantholders	35
6.14	Holdings by Company Disregarded	35
6.15	Minutes	36
6.16	Powers Cumulative	36
6.17	Instruments in Writing	36
ARTICLE 7 SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		36
7.1	Provision for Supplemental Indenture for Certain Purposes	36
7.2	Successor Companies	37
7.3	Successor Body Corporate Substituted	38
ARTICLE 8 CONCERNING THE WARRANT AGENT		38
8.1	Rights and Duties of Warrant Agent	38
8.2	Evidence, Experts and Advisors	39
8.3	Documents, Moneys, etc. Held by Warrant Agent	40
8.4	Action by Warrant Agent to Protect Interests	40
8.5	Warrant Agent not Required to give Security	40

- ii -

8.6	Protection of Warrant Agent	40
8.7	Replacement of Warrant Agent	41
8.8	Conflict of Interest	43
8.9	Acceptance of the Warrant Agent	43
8.10	Warrant Agent’s Authority to Carry on Business	43
8.11	Accounts	43
ARTICLE 9 GENERAL		44
9.1	Satisfaction and Discharge of Indenture	44
9.2	Force Majeure	44
9.3	Sole Benefit of Parties and Warrantholders	44
9.4	Discretion of Directors	45
9.5	Privacy	45
9.6	Counterparts and Formal Date	45
9.7	Language	45
9.8	Assignment	46
9.9	Benefit of the Agreement	46

- iii -

THIS COMMON SHARE PURCHASE WARRANT INDENTURE is made as of the 4th day of October 2010.

BETWEEN:

LORUS THERAPEUTICS INC., a company existing under the laws of Canada

(hereinafter the “Company”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly organized and existing under the laws of Canada

(hereinafter called the “Warrant Agent”).

RECITALS

WHEREAS:

A.	The Company may issue up to 4,966,740 Warrants under this Indenture pursuant to the Rights Offering;

B.
Each Warrant will be exercisable to acquire, subject to adjustment in stated circumstances, one Share at the Exercise Price at any time before the Warrant Expiry Time on the Warrant Expiry Date on the terms and conditions set forth herein;

C.	The Company is duly authorized to create and issue the Warrants to be issued as herein provided;

D.	The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of the persons who become Warrantholders; and

E.	The foregoing recitals A, B and C are made as representations and statements of fact by the Company and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Company hereby appoints the Warrant Agent as trustee, for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture and the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Indenture and in the Warrant Certificates:

“1933 Act” means the United States Securities Act of 1933, as amended;

“Affiliate” has the meaning ascribed to that term in the Canada Business Corporations Act;

“Applicable Legislation” means the provisions of the Canada Business Corporations Act, as from time to time amended, and any statute of Canada or a province thereof, and the published regulations and rules under any such named or other statute relating to trust indentures or the rights, duties or obligations of corporations and trustees under trust indentures as are from time to time in force and applicable to this Indenture;

“auditors” of the Company means a chartered accountant or firm of chartered accountants as may be duly appointed as auditor of the Company from time to time and that are qualified under National Instrument 52-108 - Auditor Oversight;

“business day” means a day that is not a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario;

“Closing Date” means the date of closing of the Rights Offering as confirmed in writing by the Company;

“Convertible Securities” means securities of the Company or any other issuer that are convertible into or exchangeable or exercisable for or otherwise carry the right to acquire, whether directly or indirectly through one or more Convertible Securities, Shares and “Convertible Security” means any one of them;

“Corporate Reorganization” has the meaning ascribed thereto in Section 3.6.7;

“Current Market Price”, at any date, means the volume weighted average trading price per Share at which the Shares have traded on the Exchange or such other stock exchange which constitutes the principal trading market (by volume) for the Shares during the twenty consecutive trading days ending on the third trading day immediately before such date, and the volume weighted average trading price shall be determined by (i) dividing the aggregate sale price of all Shares sold on the Exchange or market, as the case may be, during the twenty consecutive trading days by (ii) the number of Shares sold; and provided further that if the Shares are not then listed or traded on any Exchange, then the Current Market Price shall, absent manifest error, be determined by such firm of independent chartered accountants as may be selected by the directors of the Company.  Whenever the Current Market Price is required to be determined hereunder, the Company shall deliver to the Warrant Agent a certificate of an officer specifying such Current Market Price and setting out the details of its calculation.  In the event of any subsequent dispute as to the determination of the Current Market Price, the Company’s auditors shall make such determination which, absent manifest error, shall be binding for all purposes hereunder;

“Date of Issue” means the date upon which Warrants are issued from time to time, each such date being the “Date of Issue”;

“Directors” means the board of directors of the Company and reference to actions taken by the Directors shall mean any action by the Directors as a board or by any authorized committee thereof;

“dividends” means dividends (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares or other securities of the Company, as applicable;

“Exchange” means the Toronto Stock Exchange, or if the Shares are not listed on that exchange, such other stock exchange or quotation system on which the Shares may then be listed, traded or quoted, as applicable;

“Exercise Price” means $1.33 per Share, as adjusted in accordance with the terms of this Indenture, from time to time, provided that if at any time after 6 months following the closing of the Rights Offering the price of Shares on the Exchange equals or exceeds 175% of the Exercise Price for five consecutive trading days, the Company may within five business days after such fifth consecutive trading day, call the Warrants for cancellation;

“Extraordinary Resolution” means an extraordinary resolution of Warrantholders as defined in Section 6.12 and includes a written instrument signed by Warrantholders pursuant to the provisions of Section 6.12;

“Indenture”, “herein”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this Indenture and not to any particular Article, Section, subsection, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified Article, Section, subsection or paragraph of this Indenture;

“person” means an individual, a corporation, a partnership, a government or any department or agency thereof, a joint venture, a trust, an estate, an unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual; and pronouns and other words importing persons have a similarly extended meaning;

“Qualifying Jurisdictions” means each of the provinces of Canada and such other jurisdictions which are confirmed in writing by the Company;

“Regulation S” means Regulation S under the 1933 Act;

“Rights Offering” means the offering to Shareholders of rights to subscribe for up to 4,966,740 Units of the Company in the Qualifying Jurisdictions;

“Securities Commissions” means, collectively, the securities commissions or other securities regulatory authorities under the applicable Securities Laws of each of the Canadian Qualifying Jurisdictions;

“Securities Laws” means, collectively, the applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective regulations made and forms prescribed thereunder together with all applicable published policy statements, rules, instruments, blanket orders and rulings of the Securities Commissions;

“Shares” means a fully paid and non-assessable common share without par value in the capital of the Company as constituted on the date hereof, provided that in the event of any adjustment pursuant to Article 3, “Shares” will thereafter mean the shares or other securities or property resulting from such adjustment that a Warrantholder is entitled to acquire on exercise of a Warrant after the adjustment;

“Shareholder” means an owner of record of one or more Shares or shares of any other class or series of the Company;

“Share Reorganization” has the meaning ascribed thereto in Section 3.6.2;

“Subsidiary” means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company, or by one or more Subsidiaries of the Company and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency, whether or not such contingency shall have happened;

“Time of Exercise” means the time that surrender of the Warrant Certificate, the Warrant Exercise Form (attached hereto as part of Schedule “A”) and payment of the Exercise Price is effected by a Warrantholder according to the provisions of Section 3.1 hereof;

“trading day” means a day on which the Exchange is open for business;

“United States” means the United States as that term is defined in Regulation S under the 1933 Act;

“Units” means the units issued pursuant to the Rights Offering at a purchase price of $1.11 per Unit, each Unit comprised of one previously unissued Share and one Warrant;

“U.S. Person” means a U.S. person as that term is defined in Regulation S under the 1933 Act;

“Warrant Agent” means Computershare Trust Company of Canada or any lawful successor thereto from time to time under this Indenture;

“Warrant Certificate” means a certificate substantially in the form specified in Schedule “A” hereto evidencing one or more Warrants;

“Warrant Exercise Form” means the exercise form forming part of each Warrant Certificate as more particularly described in Section 3.1.4 hereof;

“Warrant Expiry Date” means the date that is 18 months following the Closing Date of the Rights Offering;

“Warrant Expiry Time” means 5:00 p.m. (Toronto time) on the Warrant Expiry Date;

“Warrantholder”, “Holder” or “Holder of Warrants” means with respect to the Warrants, a person entered on the register to be maintained under Section 2.9 as the registered holder of a Warrant for the time being; and

“Warrants” means the Share purchase warrants of the Company issued and certified hereunder and for the time being outstanding, each exercisable into one, previously unissued Share upon due exercise and payment of the Exercise Price at any time prior to the Warrant Expiry Time.

1.2	Meaning of “outstanding” for Certain Purposes

Every Warrant Certificate countersigned by the Warrant Agent shall be deemed to be outstanding until the Warrant Expiry Time or until it shall be surrendered to the Warrant Agent upon the exercise thereof pursuant to Article 3, provided however that:

(a)	a Warrant which has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Warrant;

(b)
where a Warrant Certificate has been issued in substitution for a Warrant Certificate which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the number of Warrants outstanding; and

(c)
for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Company or any Subsidiary or Affiliate thereof shall be disregarded, except that:

(i)
for the purpose of determining whether the Warrant Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Warrants of which the Warrant Agent has notice that they are so owned by the Company or any Subsidiary or Affiliate shall be so disregarded; and

(ii)
Warrants so owned which have been pledged in good faith other than to the Company or any Subsidiary thereof shall not be so disregarded if the pledgee shall establish to the satisfaction of the Warrant Agent the pledgee’s right to vote the Warrants in his discretion free from the control of the Company or any Subsidiary or Affiliate thereof, as the case may be, and the terms of the pledge thereof as to the right to vote shall govern.

1.3	Day not a Business Day

If the day on or before which any action would otherwise be required to be taken or is contemplated to commence hereunder is not a business day, then that action will be required to be taken and such procedure will commence on or before the requisite time on the next succeeding day that is a business day.

1.4	Words Importing the Singular and Gender

Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.5	Time of the Essence

Time shall be of the essence in this Indenture and in the Warrant Certificates.

1.6	Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles, and Sections and subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.7	Applicable Law and Attornment

This Indenture and the Warrant Certificates shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties irrevocably attorn and submit to the non-exclusive jurisdiction of the Courts of the Province of Ontario with respect to any matter arising under or related to this Indenture.

1.8	Trust Indenture Legislation

1.8.1           If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

1.8.2           Each of the Company and the Warrant Agent will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

1.9	Beneficiaries

This Indenture is entered into by the Warrant Agent for the benefit of all such persons who are issued Warrants and each of them will, upon such issuance, be entered in the register as Warrantholders. The Warrant Agent hereby declares that it holds all rights, interest and benefits to be derived therefrom for and on behalf of all such persons in accordance with the terms and restrictions contained herein. Each such person by its acceptance of the Warrants issued to it, is consenting to be bound by the terms of this Indenture.

1.10	Conflicts

In the event there is any conflict between this Indenture and any Warrant Certificate, the provisions in this Indenture shall govern and prevail.

1.11	Severability

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.12	Entire Agreement

This Indenture and the agreements referred to herein constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreement by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.

1.13	Currency

Unless otherwise stated, all dollar amounts referred to in this Indenture are references to Canadian dollars.

ARTICLE 2
ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants

2.1.1           The Company hereby creates and authorizes for issuance up to 4,966,740 Warrants, each Warrant entitling Warrantholders to acquire, upon payment of the Exercise Price and subject to adjustment, one Share for each whole Warrant.  On the Closing Date, Warrant Certificates will be executed by the Corporation and delivered to the Warrant Agent, certified by or on behalf of the Warrant Agent and delivered upon written order of the Corporation by the Warrant Agent to the Corporation or to the order of the Corporation pursuant to an order of the Corporation, without any further act of or formality on the part of the Corporation.

2.1.2           Subject to the provisions hereof, the number of Warrants issued under this Indenture are limited in the aggregate to 4,966,740 and each Warrant entitles the holder thereof to acquire from and after the Date of Issue up to and including the Warrant Expiry Time, upon payment of the Exercise Price, one previously unissued Share, provided that the number of Shares receivable on exercise of a Warrant and the Exercise Price thereof is subject to increase or decrease so as to give effect to the adjustments required by this Indenture.

2.2	Form and Terms of Warrant Certificates

Warrant Certificates shall be substantially in the form set out in Schedule “A” hereto with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Company and the Warrant Agent and shall be numbered in the manner as the Company, with the approval of the Warrant Agent, may prescribe.  All Warrants are, save as to denominations, of like tenor and effect.  The Warrant Certificates may be engraved, printed, lithographed, or partly in one form and partly in another, as the Company may determine.  No change in the form of the Warrant Certificates is required by reason of any adjustment made pursuant to this Indenture in: (i) the number of Warrant Shares which may be acquired pursuant to the exercise of the Warrants; (ii) the Exercise Price; or (iii) the Warrant Expiry Date.  No Warrant Certificates representing fractional Warrants will be issued under this Indenture, and save and except as otherwise provided for herein, any fractional Warrants will be rounded down to the nearest whole Warrant.

2.3	Issue of Warrant Certificates

Warrant Certificates to be issued and delivered from time to time under this Indenture shall be executed by the Company and certified by the Warrant Agent pursuant to or upon the written order of the Company, without the Warrant Agent receiving any consideration therefor.

2.4	Warrantholder not a Shareholder

Nothing in this Indenture or in the ownership of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on a Warrantholder any right or interest whatsoever as a Shareholder of the Company, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of Shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution, except as provided for in this Indenture or in the Warrant Certificate.

2.5	Execution of Warrant Certificates

Warrant Certificates may be signed by any one director or officer of the Company manually or may be engraved, lithographed, or otherwise mechanically or photostatically reproduced or printed in facsimile and shall be dated the Date of Issue.  A facsimile signature upon any Warrant Certificate is for all purposes hereof deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced.  Notwithstanding that any of the persons whose signature appears on any Warrant Certificates as one of the officers or directors may no longer, before the certification and delivery of the Warrant Certificate, hold the official capacity in which he signed, any Warrant Certificate signed as aforesaid shall be valid and binding upon the Company when the Warrant Certificate has been certified by the Warrant Agent in accordance with Section 2.6 and the registered holder thereof shall be entitled to the benefits of this Indenture.

2.6	Certification by Warrant Agent

2.6.1           No Warrant Certificate shall be issued, or if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by the Warrant Agent by being manually countersigned by or on behalf of the Warrant Agent and the countersignature upon any Warrant Certificate shall be conclusive evidence as against the Company that the Warrant Certificate so countersigned has been duly issued hereunder and is a valid obligation of the Company, and that the Warrantholder is entitled to the benefit hereof.

2.6.2           The countersigning by or on behalf of the Warrant Agent on any Warrant Certificate issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrants and the Warrant Agent shall in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.  The countersignature of or on behalf of the Warrant Agent shall, however, be a representation and warranty by the Warrant Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Warrant Agent pursuant to the provisions of this Indenture or the Warrant Certificate.

2.7	Exchange of Warrant Certificates

The holder of a Warrant Certificate may at any time after the date of issue thereof and before the Warrant Expiry Time, upon surrender thereof to the Warrant Agent at its principal transfer office in the City of Toronto, Ontario or at any other place that is designated by the Company with the approval of the Warrant Agent, exchange the same for Warrant Certificates entitling the holder to subscribe in the aggregate for the same number of Shares for which the holder may subscribe under the surrendered Warrant Certificate.  On each exchange, the Warrant Agent may levy a charge sufficient to reimburse it for any tax or other governmental charge required to be paid, which shall be paid by the party requesting the exchange, and, in addition, a reasonable charge for every Warrant Certificate issued upon the exchange and such additional charge shall be paid by the Company promptly, as a condition precedent thereto.  The Company shall execute and the Warrant Agent shall certify in accordance with Sections 2.5 and 2.6 all Warrant Certificates necessary to carry out exchanges contemplated herein.

2.8	Issue in Substitution for Lost Certificates

2.8.1           If a Warrant Certificate that is issued and certified becomes mutilated or is lost, destroyed or stolen, the Company, subject to applicable law and subject to subsection 2.8.2, will issue and thereupon the Warrant Agent will countersign or certify and deliver a new certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of the mutilated certificate or in lieu of and in substitution for the lost, destroyed or stolen certificate, and the substituted Warrant Certificate shall entitle the holder thereof to the same rights and benefits and will bear the same legends, if applicable, as the certificate being replaced and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

2.8.2           The applicant for the issue of a new certificate pursuant to this section will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof furnish to the Company and the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the certificate to be replaced as is satisfactory to the Company and to the Warrant Agent in their discretion.

2.8.3           The Warrant Agent and the Company may require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and to the Warrant Agent, in their discretion, and the applicant shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.9	Registration and Transfer of Warrants

2.9.1           The Company shall cause to be kept by the Warrant Agent at the principal offices of the Warrant Agent in the City of Toronto, Ontario and at such other place or places, if any, as the Company may designate with the approval of the Warrant Agent, registers in which shall be entered in alphabetical order the names and addresses (including street and number, if any) of the holders of Warrants and particulars of the Warrants held by them respectively.  Such registration shall be noted on the Warrant Certificates by the Warrant Agent.

2.9.2           The Warrants may only be transferred in accordance with applicable Securities Laws and any other applicable securities laws and upon compliance with the conditions set forth herein.  No transfer of a Warrant shall be valid unless made on any one of the registers upon surrender of the Warrant Certificate to the Warrant Agent accompanied by a written instrument of transfer in the form attached to the Warrant Certificate or this Indenture, as applicable, and executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent and upon compliance with such reasonable requirements, including those set forth in Section 2.14 hereof, if applicable, as the Warrant Agent may prescribe, nor, except in the case where a new Warrant Certificate is issued upon a transfer, unless the transfer shall have been noted by the Warrant Agent.

2.9.3           Upon compliance with all conditions required by this Indenture or any applicable laws, the transferee is entitled to be, and shall be, entered on one of the registers as the owner of the Warrants free from all equities or rights of set-off or counterclaim between the Company and his transferor or any previous holder of the Warrants, save in respect of the equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction or by applicable law.

2.9.4           The Company shall also cause to be kept by the Warrant Agent at the principal office of the Warrant Agent in the City of Toronto, Ontario and at such other place or places, if any, as the Company may designate with the approval of the Warrant Agent, registers in which all transfers of Warrants and the date and other particulars of each transfer shall be set out.

2.9.5           Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture.  Upon registration of such transferee as the Warrantholder of the Warrant, the transferor shall cease to have any further rights under this Indenture with respect to such Warrants or Shares issuable in respect thereof.

2.9.6           Subject to the provisions of this Indenture and applicable law, the registered Warrantholder is entitled to the rights and privileges attaching to the Warrants, and the issue of Shares by the Company on exercise of Warrants by any Warrantholder thereof in accordance with the terms and conditions herein contained discharges all responsibilities of the Company and the Warrant Agent with respect to such Warrants and neither the Company nor the Warrant Agent is bound to inquire into the title of any such registered holder.

2.9.7           The Company and the Warrant Agent shall deem and treat the registered holder of any Warrant as the absolute legal and beneficial owner thereof for all purposes and neither the Company nor the Warrant Agent is affected by any notice to the contrary.

2.9.8           Subject to applicable law, neither the Company nor the Warrant Agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant or Warrant Certificate, and may transfer the same on the direction of the person registered as the holder thereof, as though that person were the beneficial owner thereof.

2.9.9           The register required to be kept in the City of Toronto, Ontario shall at all reasonable times during the regular business hours of the Warrant Agent be open for inspection by the Company or any Warrantholder.  The Warrant Agent shall from time to time when requested to do so by the Company or by a Warrantholder and, if required, by the Warrant Agent, upon payment by the Company or Warrantholder of a reasonable fee, furnish the Company or the Warrantholder, as the case may be, with a list of names and addresses of holders of Warrants entered on the registers kept by them and showing the number of Warrants held by each such holder.

2.10	Enforcement of Rights of Warrantholders

2.10.1           Subject to the rights which are hereby conferred upon the Warrant Agent and subject to the provisions of Section 8.1, all or any of the rights conferred upon a Warrantholder by the terms of the Warrants held by him and/or by the terms of this Indenture may be enforced by such Warrantholder by appropriate legal proceedings.  The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect the interests of the Warrantholder.

2.10.2           No Warrantholder (whether acting alone or with any number of other Warrantholders) has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Warrantholders by Extraordinary Resolution have made a request to the Warrant Agent and the Warrant Agent has been afforded reasonable opportunity (not to exceed 30 days) to proceed or complete any action or suit for any such purpose whether or not in its own name and the Warrantholders or any or them have furnished to the Warrant Agent, when so requested by the Warrant Agent sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Warrant Agent has failed to act within a reasonable time (not to exceed 30 days) or the Warrant Agent has failed to actively pursue any such act or proceeding (not to exceed 30 days).

2.10.3           Subject to Applicable Legislation, no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Warrant Certificates shall be had against any shareholder, officer or director, past, present or future, of the Company or of any of its Subsidiaries or of any successor corporation or any subsidiary, either directly or through the Company, or the Subsidiaries.

2.10.4           This Indenture and the Warrants issued hereunder are solely obligations of the Company and, subject to Applicable Legislation, no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors, past, present or future, of the Company, or of any of its Subsidiaries, or any successor corporations, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates; and any personal liability of any nature whatsoever either at common law, in equity or by statute, and any right or claim against any such shareholder, officer or director are hereby expressly waived as a condition of and as consideration for the execution of this Indenture and the issue of the Warrants.

2.11	Warrants to Rank Pari Passu

Except as otherwise provided herein, all Warrants will rank pari passu, whatever may be the actual dates of issue of the Warrant Certificates that represent them.

2.12	Notice to Warrantholders

2.12.1           Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by first class mail, postage prepaid, addressed to the holders or delivered by hand or prepaid overnight courier (or so mailed to certain holders and so delivered to the other holders) at their respective addresses appearing on any of the registers above mentioned; and if in the case of joint holders of any Warrant more than one address appears on the register in respect of the joint holding, the notice shall be addressed or delivered, as the case may be, only to the first address so appearing.

2.12.2           Any notice so given by mail or so delivered by hand shall be deemed to have been given on the fifth business day after it has been mailed or on the day upon which it has been delivered, or if sent by facsimile on the first business day following the transmission, as the case may be.  In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting or other event shall be excluded.  Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

2.12.3           If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is published once in the Report on Business section in the national edition of The Globe and Mail newspaper, or, if there is a disruption of circulation of that newspaper, once in an English language newspaper of general circulation and approved by the Warrant Agent in the Cities of Vancouver, Calgary, Regina, Winnipeg, Toronto and Montreal and, in the case of notice convening a meeting of Warrantholders, with such additional publications, in the same or in other cities or both, as the Warrant Agent deems necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirement of law or a stock exchange on which the Shares are listed and if a daily newspaper of general circulation is not, for any reason, published at the time in the English language in any city, the notice may be published in any other publication available in that city as is acceptable to the Warrant Agent.  A notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in all the cities if more than one publication in any of them is required).

2.12.4           Any mailings to or from outside of Canada shall be made by postage prepaid first class mail or by prepaid overnight courier.

2.13	Notice to the Company or the Warrant Agent

2.13.1           Unless herein otherwise expressly provided, a notice to be given hereunder to the Company or the Warrant Agent will be validly given if delivered or if sent by postage prepaid mail or if transmitted by facsimile:

(a)	if to the Company:

Lorus Therapeutics Inc. 2 Meridian Road Toronto, Ontario M9W 4Z7

Attention:	Chief Financial Officer
Facsimile:	(416) 798-2200

With a copy, which shall not constitute notice to the Company, to:

McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Toronto Dominion Centre Toronto, Ontario M5K 1E6

Attention:	Vanessa GRant
Facsimile:	(403) 868-0673

(b)	if to the Warrant Agent:

Computershare Trust Company of Canada 100 University Avenue, 9th Floor Toronto, Ontario M5J 2Y1

Attention:	Manager, Corporate Trust Department
Facsimile:	(416) 981-9777

and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth business day following the day of the mailing of the notice, or if transmitted by facsimile, on the first business day following the transmission.

2.13.2           The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 2.13.1 of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this Indenture.

2.13.3           If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrant Agent or to the Company hereunder by registered mail could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in Section 2.13.1 by cable, facsimile, telegram, or other means of prepaid transmitted, recorded communication, and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by cable, facsimile, telegram, telex or other means of prepaid, transmitted, recorded communication, on the first business day following the date of the sending of the notice.

2.13.4           Any mailings to or from outside of Canada shall be made by registered airmail, postage prepaid or by prepaid courier.

2.14	Transfer Restrictions and Legends

2.14.1           The Warrant Agent understands and acknowledges that the Warrants and the Shares issuable upon exercise of the Warrants have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States.

2.15	Reliance by the Warrant Agent

The Warrant Agent shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Warrants or any Shares issuable upon the exercise thereof, provided such issue, exercise or transfer, as the case may be, is effected in accordance with the terms of this Agreement.  The Warrant Agent shall be entitled to process all transfers and exercises of Warrants effected in accordance with the terms of this Agreement upon the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements.  The Warrant Agent may assume for the purposes of this Agreement that any address on the register of the Warrantholders is the holder’s actual address and is also determinative as to residency and that the address of any transferee to whom any Shares or Warrants are to be registered, as shown on the transfer document, is the transferee’s residency.  The Warrant Agent shall have no obligation to ensure that any legends appearing on the Share certificates or Warrant Certificates comply with regulatory requirements or securities laws of any applicable jurisdiction, but shall ensure that the applicable legends required to be placed on the certificates evidencing the Shares and Warrants pursuant to this Agreement are placed thereon.

2.16	Purchase of Warrants for Cancellation

Subject to compliance with applicable securities laws, the Corporation may, at any time and from time to time, purchase the Warrants by invitation for tender, by private contact, on any stock exchange, in the open market or otherwise (which will include a purchase through an investment dealer or firm holding membership on a Canadian stock exchange) on such terms as the Corporation may determine. All Warrants purchased pursuant to the provisions of this Section 2.16 will forthwith be delivered to, cancelled and destroyed by the Warrant Agent and will not be reissued. If required by the Corporation, the Warrant Agent will furnish the Corporation with a certificate as to such destruction.

ARTICLE 3
EXERCISE OF WARRANTS

3.1	Method of Exercise of Warrants

3.1.1           A Warrantholder may, at any time before the Warrant Expiry Time, exercise all or any number of the Warrants which remain outstanding and are then held by the Warrantholder.

3.1.2           Subject to and upon compliance with the provisions of this Article, the holder of any Warrant Certificate may exercise the right of purchase therein provided for by surrendering the Warrant Certificate to the Warrant Agent at its principal transfer office in the City of Toronto, Ontario, or at such additional place or places as may be designated by the Company from time to time with the approval of the Warrant Agent during normal business hours on a business day at that place before the Warrant Expiry Time, together with the Warrant Exercise Form duly completed and executed by the holder for the number of Shares which the holder desires to purchase and payment of the aggregate Exercise Price applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.  The aggregate Exercise Price for Shares subscribed for under the Warrants shall be paid by certified cheque, bank draft or money order payable to or to the order of the Company at par at the city where the Warrant Certificate is surrendered.

3.1.3           Surrender of a Warrant Certificate with the Warrant Exercise Form duly completed and payment of the aggregate Exercise Price will be deemed to have been effected, and Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at one of the offices specified in this section.  The exercise form attached to the Warrant Certificates shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the holder, his executors, administrators, other legal representatives or such holder’s attorney duly appointed.

3.1.4           Every Warrant Exercise Form shall be signed by the holder of the Warrant Certificate who desires to exercise in whole or in part the right of purchase therein provided for; (as adjusted from time to time in accordance with the provisions of this Indenture) shall specify the number of Shares that the subscriber wishes to purchase (being not more than he is entitled to purchase under the Warrant Certificate (as adjusted from time to time in accordance with the provisions of this Indenture)), the person or persons in whose name or names the Shares which the subscriber desires to purchase are to be issued and his or their address or addresses and the number of Shares to be issued to each such person, and if more than one is so specified, the form shall have one of the boxes in the Warrant Exercise Form checked; and shall be substantially in the form set out in the Warrant Certificate.

3.1.5           If any Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Company or to the Warrant Agent on his behalf an amount equal to all applicable transfer taxes or other applicable government charges, and the Company will not be required to issue or deliver any certificate evidencing any Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Company that the taxes and charges have been paid or that no taxes or charges are owing.

3.1.6           The Warrants and the Shares issuable upon exercise thereof have not been registered under the 1933 Act or the securities law of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any U.S. Person unless the Warrants and the Shares are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.  No exercise of any Warrants shall be effective, and no certificate representing Shares shall be issued or registered pursuant to the exercise of Warrants, unless the Warrant Exercise Form is executed specifying that the holder did not acquire the Warrants in the United States or for the account or benefit of a U.S. Person or a person in the United States, is not in the United States or a U.S. Person, is not exercising the Warrants on behalf of a U.S. Person or a person in the United States, and did not execute or deliver the Warrant Exercise Form in the United States.

3.2	Effect of the Exercise of Warrants

Subject to Section 3.8, on exercise of a Warrant, the Company shall cause to be issued to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in the Warrant Exercise Form, the number of Shares to be issued to such person or persons and such person or persons shall become a Shareholder or Shareholders of the Company in respect of those Shares with effect from the date on which the Warrant is exercised and shall be entitled to delivery of a certificate or certificates evidencing the Shares and the Company shall cause the certificate or certificates to be mailed by first class, insured mail or delivered as specified to such person or persons (or, if applicable, the trustee under the registered retirement savings plan which holds the Shares) at the address or addresses specified in the Warrant Exercise Form within five business days of the date on which the Warrant is exercised.

3.3	Partial Exercise of Warrants

A Warrantholder may exercise less than all of the Warrants held by such Warrantholder.  In the event of any exercise of a number of Warrants less than the number which the holder is entitled to receive, the Warrantholder upon such exercise shall, in addition, be entitled to receive without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate and which are not then exercised.

3.4	Cancellation of Warrants

All Warrants exercised as provided in Section 3.1, partially exercised as provided in Section 3.3, or exchanged for other Warrants as provided in Section 2.7 or otherwise surrendered to the Warrant Agent shall be cancelled and either held by the Warrant Agent until termination of this Indenture or resignation of the Warrant Agent or destroyed by the Warrant Agent at the direction of the Company or after the period of retention required for such certificates and, if required by the Company, the Warrant Agent shall furnish the Company with a certificate as to the destruction.

3.5	Expiration of Warrants

After the Warrant Expiry Time, all rights under this Indenture and under any Warrant that has not been exercised shall wholly cease and terminate and the Warrant Certificate therefor shall be wholly void and of no effect.

3.6	Adjustment of the Exercise Price and Subscription Rights

3.6.1           In this section, the terms “record date” and “effective date” where used herein, shall mean the close of business on the relevant date.

3.6.2           If and whenever at any time from the date hereof until the Warrant Expiry Time, the Company shall:

(a)	fix a record date for the issue of, or issues Shares or Convertible Securities to all or substantially all of the holders of Shares by way of stock dividend or other distribution;

(b)	subdivides, re-divides or changes the outstanding Shares into a greater number of shares;

(c)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Shares or Convertible Securities; or

(d)	combines, consolidates or reduces the outstanding Shares into a lesser number of shares,

(each of such events being herein called a “Share Reorganization”), the Exercise Price will be adjusted effective immediately on the earlier of (i) the record date on which holders of Shares are determined for the purposes of the Share Reorganization and (ii) the effective date of the Share Reorganization, to the amount determined by multiplying the Exercise Price in effect immediately before that effective date or record date before giving effect to such Share Reorganization by a fraction:

(A)	the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and

(B)
the denominator of which is the total number of Shares that are or would be outstanding immediately after that effective date or record date after giving effect to the Share Reorganization and assuming all Convertible Securities issued as part of the Share Reorganization had then been converted into or exchanged for Shares or all rights to acquire Shares had then been exercised.

For the purposes of determining the number of Shares outstanding at any particular time there shall be included that number of Shares which would have resulted from the conversion or exchange at that time of all Convertible Securities of the Company (other than any Convertible Securities issued to holders of Shares by way of a stock dividend or other distribution and otherwise included in computing the denominator in clause (B) hereof).  Shares (and Shares issuable upon conversion or exchange of Convertible Securities) issued or to be issued under a Share Reorganization shall be deemed to be outstanding on the record date or effective date for such Share Reorganization for the purpose of calculating the number of outstanding Shares under Sections 3.6.3 and 3.6.5.  To the extent that any Convertible Securities issued to holders of Shares by way of a stock dividend or other distribution are not so converted or exchanged into or for Shares before the expiration of the right to do so, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Shares actually issued upon the conversion or exchange of the Convertible Securities.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3.6.2 as a result of the fixing by the Company of a record date for the distribution of Convertible Securities, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

3.6.3           If and whenever at any time from the date hereof to the Warrant Expiry Time, the Company shall fix a record date for the issuance or distribution of rights, options or warrants to all or substantially all of the holders of the outstanding Shares entitling them, for a period expiring not more than 45 days after the record date for such issue, (the “Rights Period”), to subscribe for or purchase Shares or Convertible Securities at a price per Share (or having a conversion price per Share on the date of issue of such Convertible Securities) less than 95% of the Current Market Price on the record date (any such issuance being herein called a “Rights Offering”), the Exercise Price will be adjusted on the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(a)	the numerator of which shall be the aggregate of

(i)	the number of Shares outstanding immediately prior to the record date for the Rights Offering; and

(ii)	the quotient determined by dividing

(A)
either (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(B)	the Current Market Price of the Shares as of the record date for the Rights Offering; and

(b)
the denominator of which shall be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of Convertible Securities the number of Shares for or into which such securities may be exchanged or converted).

Any Shares owned by or held for the account of the Company or any Affiliates shall be deemed not to be outstanding for the purpose of such calculation.  If by the terms of the rights, options, or warrants referred to in this Section 3.6.3, there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Share, as the case may be.  Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3.6.3 as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 3.6.3, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

The adjustment shall be made successively whenever a record date is fixed, and shall become effective immediately after the record date for determination of shareholders entitled to receive such Shares or Convertible Securities, provided that if two or more such record dates or dates of announcement, as applicable, referred to in subsection 3.6.3 are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates.

3.6.4           If and whenever at any time from the date hereof to the Warrant Expiry Time, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all the holders of the outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or Convertible Securities at a price per Share (or having a conversion price per Share) not less than 95% of the Current Market Price on the record date, the Exercise Price will not be adjusted.

3.6.5           If and whenever at any time from the date hereof to the Warrant Expiry Time the Company shall fix a record date for the making of an issue or distribution to all or substantially all the holders of its outstanding Shares of (a) shares or securities of any class, whether of the Company or any other entity, (b) rights, options or warrants, (c) evidences of indebtedness of the Company or a Subsidiary, or (d) any property (including cash or securities) or other assets of the Company and if such issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such events being herein called a “Special Distribution”) then, in each such case, the Exercise Price shall be adjusted on the record date to the number that is the product of the Exercise Price in effect immediately before the record date and the fraction:

(a)	the numerator of which shall be the difference between

(i)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, and

(ii)
the fair value, as determined by the Directors (which determination, absent manifest error, shall be conclusive), to the holders of the Shares of the shares, securities, rights, options, warrants, evidences of indebtedness or property, cash or assets to be issued or distributed in the Special Distribution, and

(b)	the denominator of which shall be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Company or any Affiliates shall be deemed not to be outstanding for the purpose of such calculation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 3.6.5 as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 3.6.5, the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

The adjustment shall be made successively whenever a record date is fixed, and shall become effective immediately after the record date for the determination of Shareholders entitled to receive such Special Distribution, provided that if two or more such record dates or dates of announcement, as applicable, referred to in subsection 3.6.5 are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates.

3.6.6           On any adjustment of the Exercise Price pursuant to subsections 3.6.2, 3.6.3 or 3.6.5, including any readjustment, the number of Shares (or other class of securities to which a Warrantholder may be entitled in accordance with this Indenture) purchasable on exercise of a Warrant will be adjusted or readjusted as the case may be, effective at the same time as the adjustment of the Exercise Price, by multiplying the number of Shares (or other class of securities to which a Warrantholder may be entitled in accordance with this Indenture) so purchasable immediately before the adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately before the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

3.6.7           Subject to the prior written approval of the Exchange if and whenever at any time from the date hereof to the Warrant Expiry Time there is:

(a)
a reclassification or redesignation of the Shares outstanding, a change of Shares into other shares or securities, or any other capital reorganization of the Company other than a Share Reorganization, Rights Offering or Special Distribution,

(b)
a consolidation, merger, arrangement or amalgamation of the Company with or into another body corporate or other entity resulting in a reclassification or redesignation of outstanding Shares or a change of Shares into other shares or securities, or

(c)	a transaction whereby all or substantially all the Company’s undertaking and assets become the property of another corporation or other entity,

(any of those events being herein called a “Corporate Reorganization”), after the effective date of the Corporate Reorganization a holder who thereafter exercises Warrants will be entitled to receive and will accept, for the Exercise Price then in effect, in lieu of the Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would otherwise have been entitled on exercise immediately before the Corporate Reorganization, the kind and amount of shares or other securities or property (including cash) that he would have been entitled to receive as a result of the Corporation Reorganization if, on the effective date thereof, he had been the holder of the number of Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would have been entitled on the exercise of the Warrant or Warrants immediately before the Corporation Reorganization.

3.6.8           As a condition precedent to taking any action that would require an adjustment pursuant to Section 3.6.7, the Company will take all action that, in the opinion of counsel, is necessary in order that the Company, any successor or any successor to its assets and undertaking, shall be obligated to and may validly and legally issue as fully paid and non-assessable all the Shares or other shares or securities or property to which Warrantholders will be entitled on the exercise of Warrants thereafter.

3.6.9           Subject to receipt of applicable regulatory approvals, if necessary as a result of any Corporate Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this Article 3 with respect to the rights and interests of Warrantholders to the end that the provisions set forth in this Article 3 will thereafter correspondingly be made applicable as nearly as may reasonably be possible to any shares or other securities or property thereafter deliverable on the exercise of a Warrant.  Any such adjustment will be made by and set forth in an amendment hereto approved by the Directors and by the Warrant Agent, each acting reasonably, and will for all purposes, absent manifest error, be conclusively deemed to be an appropriate adjustment.

3.6.10           Subject to receipt of applicable regulatory approvals, in the event the purchase price provided for in any right, warrant or option issued in connection with a Rights Offering is decreased, or the conversion price for Convertible Securities issued in connection with a Share Reorganization is increased, the Exercise Price shall forthwith be changed to whatever Exercise Price would have been obtained had the adjustment made in connection with the issuance of all such rights, warrants, options or Convertible Securities been made upon the basis of the purchase price as so decreased or the conversion price as so increased, provided that the provisions of this subparagraph shall not apply to any increase or decrease resulting from provisions in any rights, warrants, options or securities designed to prevent dilution if the increase or decrease shall not have been proportionately greater than the change, if any, in the Exercise Price to be made at the same time pursuant to the provisions of this Section.

3.6.11           Subject to receipt of applicable regulatory approvals,  if and whenever at any time before the Warrant Expiry Time the Company shall take any action affecting or relating to the Warrants, other than any action described in this section, which in the opinion of the Warrant Agent, acting reasonably and in good faith, based upon the advice of counsel, would prejudicially affect the rights of any holders of Warrants, the Exercise Price will be adjusted in such manner, if any, and at such time, as the Warrant Agent, may in good faith and based upon the advice of counsel, determine to be equitable in the circumstances to such holders.

3.7	Adjustment Rules for Exercise Price

The following rules and procedures will be applicable to adjustments made pursuant to Section 3.6:

(a)
the adjustments and readjustments provided for in Section 3.6 shall be cumulative and, subject to paragraph (b), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and other events that require an adjustment;

(b)
no adjustment in the Exercise Price, or resulting adjustment in the number of Shares issuable on exercise of Warrants, will be made unless the adjustment would result in a change of at least 0.1% in the prevailing Exercise Price and the number of Shares purchasable upon the exercise of the Warrants would change by at least one one-hundredth of a Share; provided, that any adjustment that would have been required to be made except for the provisions of this paragraph will be carried forward and taken into account in the next adjustment;

(c)
notwithstanding anything else herein contained, no adjustment in the Exercise Price or the number of Shares which are issuable on the exercise of the Warrants will be made for ordinary course dividends consisting solely of cash made to all holders of Shares;

(d)
no adjustment will be made in respect of an event described in paragraph 3.6.2(a) or subsections 3.6.3 or 3.6.5 if the Warrantholders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants immediately before the effective date of or record date for the event, such participation being subject to the receipt of all required regulatory approvals, including Exchange approval;

(e)	for the purposes of subsections 3.6.2, 3.6.3, 3.6.4 or 3.6.5, there will be deemed not to be outstanding:

(i)	any Share owned by or held for the account of the Company,

(ii)	any Share owned by or held for the account of any Subsidiary of the Company;

(f)
subject to the prior written consent of the Exchange, any dispute that arises at any time with respect to any adjustment pursuant to this Indenture will be conclusively determined (as between the Company, the Warrantholders, the Warrant Agent and all transfer agents and shareholders of the Company) by the auditor of the Company or, if the auditor of the Company is unable or unwilling to act, by such firm of independent chartered accountants as is selected by the Directors and is acceptable to the Warrant Agent and any determination by them, absent manifest error, will be binding on the Company, the Warrantholders, the Warrant Agent and all transfer agents and Shareholders of the Company, and the Company shall notify the Warrantholders thereof;

(g)
in the absence of a resolution of the Directors fixing the record date for an event referred to in Section 3.6, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such other date as may be required by applicable law;

(h)
subject to required regulatory approvals,  as a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, the Company will take any action which, in the opinion of counsel to the Company, may be necessary in order that the Company, or any successor to the Company or successor to the undertaking or assets of the Company will be obligated to and may validly and legally issue all the Shares or securities which the holders of the Warrants would be entitled to receive thereafter and to exercise such Warrants in accordance with the provisions hereof;

(i)
subject to Sections 8.2 and 8.3, the Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 3.6, 3.7 or 3.11, or with respect to the nature or extent of any such adjustment made, or to review, verify or confirm any calculations made, or with respect to the method employed in making same.  The Warrant Agent shall not be accountable for the validity or value of any Shares delivered upon the exercise or deemed exercise of any Warrants and shall not be responsible for any failure of the Company to make any payment, or to issue or deliver any securities or certificates represented hereby upon the exercise or deemed exercise of any Warrants;

(j)
if the Company, after the date hereof, shall take any action affecting any Shares which in the opinion of the Directors acting reasonably and in good faith would have a material adverse effect upon the rights of Warrantholders, the Exercise Price and/or number of Shares issuable upon exercise of Warrants shall be adjusted, subject to regulatory approval, in such manner and at such time, as the Directors, in their sole discretion acting reasonably and in good faith, may determine to be equitable in the circumstances to adjust the rights of the Warrantholders to protect against dilution in accordance with the intent and purposes of this Indenture. Provided that the Directors have made a decision not to act and such decision is endorsed by a resolution of the Directors or by minutes of a meeting of Directors, the failure of the Directors to taken any action so as to provide for an adjustment in the Exercise Price before the effective date of any action by the Company affecting the rights of Warrantholders shall be conclusive evidence, absent bad faith, manifest error or negligence that the Directors have determined it is equitable to make no adjustment in the circumstances; and

(k)
if the Company sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants shall be required by reason of the setting of such record date.

3.8	Postponement of Issue of Shares, etc.

In any case in which Section 3.6 requires an adjustment to take effect immediately after the effective date of or record date for an event, and a Warrant is exercised after that date and before the consummation of the event (which in the case of rights, options and warrants will be the date the rights, options and warrants are issued), the Company may postpone until consummation issuing to the Warrantholder such of the Shares, securities or property to which he is entitled if the Warrant had been exercised immediately before that date, provided however, that the Company will deliver to the Warrantholder an appropriate instrument evidencing such holder’s right to receive such additional Shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Shares, securities or property declared in favour of the holders of record of Shares or of such securities or property on or after that date or such later date as such holder would, but for the provisions of this Section, have become the holder of record of such additional Shares or of such securities or property pursuant to Section 3.6.

3.9	Notice of Certain Events

3.9.1           At least 21 business days before the effective date of or record date for any event referred to in Section 3.6 that requires or might require an adjustment in the subscription rights pursuant to a Warrant, including the Exercise Price and the number of Shares purchasable on exercise of a Warrant, the Company will:

(a)	file with the Warrant Agent a certificate of the Company specifying the particulars of the event and, to the extent determinable, any adjustment required and the computation of the adjustment, and

(b)	give notice to the Warrantholders of the particulars of the event and, to the extent, determinable, any adjustment required and the computation of adjustment.

The notice need only set forth particulars as have been determined at the date that notice is given.

3.9.2           If any adjustment for which a notice pursuant to subsection 3.9.1 is given is not then determinable, the Company will promptly after the adjustment is determinable:

(a)	file with the Warrant Agent a certificate of the Company showing the computation of the adjustment, and

(b)	give notice to the Warrantholders of the adjustment and the computation of the adjustment.

3.9.3           The Company hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Company will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in the Warrants, during such twenty-one day period.

3.10	No Fractional Shares

The Company will not, pursuant to Section 3.6 or under any other circumstances, be obligated to issue any fraction of a Share upon the exercise of a Warrant or Warrants.  To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Share, that holder may exercise such right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to purchase a whole number of Shares.  If not so exercised, the Company shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Share.

3.11	Reclassification, Reorganizations, etc.

3.11.1           In case of:

(a)	any reclassifications or change of the Shares;

(b)
any amalgamation, consolidation or merger of the Company with, or amalgamation, consolidation or merger of the Company into, any other corporation (other than an amalgamation, consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Shares);

(c)	a reorganization of the Company; or

(d)	any sale, transfer or other disposition of all or substantially all of the assets of the Company,

the Company or the corporation formed by the amalgamation or the corporation into which the Company shall have been merged or been consolidated or the reorganized Company, or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental indenture providing that the holder of each Warrant then outstanding shall have the right thereafter (until the Warrant Expiry Time) to exercise Warrants only into the kind and amount of shares and other securities and property (including cash) receivable upon such reclassification, change, amalgamation, consolidation, merger, reorganization, sale, transfer or other disposition by a holder of the number of Shares which were purchasable upon the exercise of the Warrants had the Warrants been exercised immediately before the reclassification, change, amalgamation, consolidation, merger, reorganization, sale, transfer or other disposition, in each case after giving effect to the adjustments provided for herein.

3.11.2           The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

3.11.3           The provisions of this section shall apply to successive reclassifications, changes, amalgamations, consolidations, mergers, reorganizations, sales, transfers or other dispositions.

ARTICLE 4
COVENANTS OF THE COMPANY

4.1	General Covenants

The Company represents, warrants and covenants with the Warrant Agent for the benefit of the Warrantholders that:

(a)
it will at all times maintain its corporate existence and remain in good standing under the jurisdiction of its incorporation, carry on and conduct its business in a proper and business-like manner, keep or cause to be kept proper books of account in accordance with generally accepted accounting principles and to carry on its business in the ordinary course;

(b)
it is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid, binding and enforceable obligations of the Company;

(c)
subject to the provisions of this Indenture, it will cause the Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants and the certificates representing such Shares to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(d)
at all times while any Warrants are outstanding it shall reserve and there shall remain unissued and conditionally allotted out of its authorized capital a number of Shares sufficient to enable the Company to meet its obligations to issue Shares on the exercise of Warrants outstanding hereunder from time to time;

(e)
upon the exercise by the holder of any Warrant of the right of purchase provided for therein and herein and upon payment of the Exercise Price applicable thereto for each Share in respect of which the right of purchase is so exercised, all Shares issuable upon the exercise shall be issued as fully paid and non-assessable;

(f)
it will use its commercially reasonable efforts to ensure that the Shares issuable upon exercise of the Warrants will be listed for trading on the Exchange. For greater certainty, using “commercially reasonable efforts” shall not preclude the Directors from approving or recommending a transaction which may result in the acquisition of all or substantially all of the Shares which transaction may result in the delisting of the Shares;

(g)
the Company will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws in the Qualifying Jurisdictions;

(h)
the issue of the Warrants does not and will not result in a breach by the Company of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of any Applicable Laws, and does not and will not conflict with any of the terms, conditions or provisions of the articles, by-laws or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company is a party or by which it is contractually bound on the date of this Indenture;

(i)
it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Warrant Agent may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture;

(j)
with respect to any notices to be given or other acts to be performed or which may be given or performed by the Warrant Agent under or pursuant to this Indenture, the Company shall provide to the Warrant Agent in a timely manner all such information and documents as the Warrant Agent may reasonably request and are within the knowledge or control of the Company in order to verify the factual circumstances relating to such notices or acts and, if requested, such notices or acts and, if requested, such information and documents shall be certified as correct by an officer of the Company;

(k)
generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture and will not take any action which might reasonably be expected to deprive holders of Warrants their rights to acquire Shares on the exercise thereof;

(l)
the Company shall promptly inform the Warrant Agent of the number of Warrants owned by the Company, a Subsidiary or any Affiliate in connection with any determination of “outstanding” pursuant to Section 1.2(c);

(m)
it will make all requisite filings under applicable laws and regulations, including, without limitation, Securities Laws, including those necessary to remain a reporting issuer not in default of the requirements of the Securities Laws in the provinces of Canada in which it is a reporting issuer and those required on the exercise of the Warrants; and

(n)	it will duly and punctually perform all of its covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture.

4.2	Securities Qualification Requirements

4.2.1           If, in the opinion of either counsel to the Warrant Agent or counsel to the Company, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any federal or provincial law of Canada or any other Qualifying Jurisdiction before the Shares may be issued or delivered to an initial Warrantholder on the exercise of the Warrants or resold by such Warrantholder, the Company covenants that it will use its commercially reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

4.2.2           The Company will give written notice of the issue of Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities administrator in each jurisdiction in which there is legislation requiring the giving of any such notice.

4.3	Warrant Agent’s Remuneration and Expenses

The Company will pay to the Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Warrant Agent (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Warrant Agent shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or fraud of the Warrant Agent, or other advisors or assistants aforesaid. Any amount due to the Warrant Agent under this Indenture and unpaid for 30 days or more after request for payment will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Warrant Agent on similar overdue accounts, payable on demand.

4.4	Third Party Interests

The Company hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Indenture, for or to the credit of the Company, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party

4.5	Performance of Covenants by Warrant Agent

If the Company shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of the failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders.  All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 4.3.  No performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Company of any default hereunder.

ARTICLE 5
ENFORCEMENT

5.1	Warrantholders May Not Sue

5.1.1           Subject to Section 5.2, no holder of any Warrant will have any right to institute any action or proceeding against the Corporation in relation to its rights under this Indenture, unless:

(a)	such holder has previously given to the Warrant Agent written notice of the nature of such action or proceeding;

(b)
the holders of at least 25% of the Warrants have made a written request to the Warrant Agent and have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose;

(c)
such Warrantholders have provided to the Warrant Agent, when so requested by the Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

(d)
the Warrant Agent has failed to act within a reasonable time after such notification, request and provision of indemnity; and such notification, request and provision of indemnity are hereby declared in every case, at the option of the Warrant Agent, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Warrants

5.1.2           Notwithstanding Section 5.1.1, a holder is not required to comply with Section 5.1.1(c) and Section 5.1.1(d) will not be applicable, if the Warrant Agent, notwithstanding compliance by the Warrantholders with Section 5.1.1(a) and (b), has advised the Warrantholders in writing that it will not take any of the actions requested in Section 5.1.1(b) even if the Warrant Agent were to be provided with sufficient funds and security and indemnity satisfactory to it contemplated by Section 5.1.1(c).

5.2	Suits by Warrantholders

Subject to 5.1.1, any of the rights conferred upon a Warrantholder by the terms of the Warrants held by it and/or this Indenture may be enforced by such Warrantholder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Warrants from time to time outstanding.

5.3	Warrant Agent may Institute Proceedings

5.3.1           The Warrant Agent will also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised will be necessary or advisable to preserve an protect its interests and the interests of the Warrantholders.

5.3.2           Any such suit or proceeding instituted by the Warrant Agent may be brought in the name of the Warrant Agent as trustee of an express trust, and any recovery of judgment will be for the rateable benefit of the holders of the Warrants subject to the provisions of this Indenture. In any proceeding brought by the Warrant Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Warrant Agent will be a party) the Warrant Agent will be held to represent all holders of the Warrants, and it will not be necessary to make any holders of the Warrants parties to any such proceeding.

5.4	Immunity of Shareholders, etc.

Subject to the rights available at law or in express provisions of any contract or other instrument, the Warrant Agent and, by acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in its capacity as an incorporator or any past, present or future shareholder or other securityholder, director, officer, employee or agent of the Corporation for the creation and issue of the Shares pursuant to any Warrant or on any covenant, agreement, representation or warrant by the Corporation herein or in the Warrant Certificates.

5.5	Limitation of Liability

The obligations hereunder are not personally binding upon, nor will resort hereunder be had to Directors or shareholders of the Corporation or any of the past, present or future Directors or shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation, but only the property of the Corporation or any successor corporation will be bound in respect hereof.

ARTICLE 6
MEETINGS OF WARRANTHOLDERS

6.1	Right to Convene Meeting

6.1.1           The Warrant Agent or the Company may at any time and from time to time, and the Warrant Agent shall on receipt of a requisition in writing signed by the holders of Warrants sufficient to purchase not less than 10% of the aggregate number of Shares which would be purchased under the Warrants then outstanding (as adjusted) and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Warrantholders signing the requisition against the costs which may be incurred in connection with the calling and holding of the meeting, convene a meeting of the Warrantholders.

6.1.2           If the Warrant Agent fails to convene a meeting within seven business days after receipt of the requisition and indemnity referred to in subsection 6.1.1, the Company or the Warrantholders, as the case may be, may convene the meeting.

6.1.3           Every meeting of Warrantholders shall be held in the City of Toronto, Ontario or at such other place as the Warrant Agent shall determine.

6.2	Notice

6.2.1           At least 21 days’ prior notice specifying the place, day and hour of meeting and the reason for the meeting and general nature of business to be transacted shall be given before any meeting of Warrantholders but it shall not be necessary to specify in the notice the terms of any resolution to be proposed.

6.2.2           Notice of a meeting of Warrantholders shall be given to the Warrantholders in the manner provided in Section 2.12.  Notice shall be given to the Company unless the meeting is convened by the Company and to the Warrant Agent unless the meeting is convened by the Warrant Agent.  Any accidental omission in the notice of a meeting shall not invalidate any resolution passed at the meeting.

6.3	Chairman

The natural person, who need not be a Warrantholder, nominated in writing by the Warrant Agent shall be entitled to act as the chairman at any meeting of Warrantholders, but if no such person is nominated or if the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting, the Warrantholders present in person or by proxy shall choose a natural person present to be chairman.

6.4	Quorum

6.4.1           At any meeting of the Warrantholders a quorum shall consist of two or more Warrantholders present in person or by proxy holding not less than 25% of the Warrants then outstanding.

6.4.2           If a quorum of the Warrantholders is not present within half an hour from the time fixed for holding any meeting, the meeting, if called by Warrantholders, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at the same time and place to the extent possible.  The Warrant Agent shall promptly (and in any event within 7 business days from the date of adjournment) send a notice of the adjourned meeting to each Warrantholder in accordance with the terms hereof.  The notice of the adjourned meeting must state the time and place of the adjourned meeting.  At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold 25% of the Warrants then outstanding.

6.5	Power to Adjourn

The chairman of any meeting at which a quorum of Warrantholders is present may, with the consent of the meeting, adjourn any meeting.

6.6	Show of Hands

Every question submitted to a meeting other than a question to be resolved by an Extraordinary Resolution shall be decided in the first place by a majority of the votes given on a show of hands and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of that fact.

6.7	Poll

On every Extraordinary Resolution to be passed at a meeting and on any other question submitted to a meeting when directed by the chairman or when demanded by one or more of the Warrantholders acting in person or by proxy, a poll shall be taken in the manner as the chairman shall direct.  Questions other than those to be resolved by Extraordinary Resolution shall, if a poll be taken, be decided by the votes of the holders of a majority of the Warrants represented at the meeting and voted on the poll.  If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith.  If at any meeting a poll is so demanded on any other question, or an Extraordinary Resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs.  The result of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall, in the absence of manifest error, be binding on all holders of Warrants.  In the case of joint registered Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Warrants of which they are joint registered holders.

6.8	Voting

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders or both, shall have one vote.  On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant held.  A proxy need not be a Warrantholder.  The chairman of any meeting shall be entitled both on a show of hands and on a poll to vote in respect of the Warrants, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

6.9	Persons Entitled to be Present

The Company and the Warrant Agent by their respective officers and directors and the counsel of the Company, the Warrant Agent and the Warrantholders may attend any meeting of Warrantholders but shall have no vote as such, unless they are also Warrantholders or a proxy for a Warrantholder.

6.10	Regulations

The Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make or vary such regulations as it shall think fit providing for and governing the following:

(a)	the issue of voting certificates:

(i)
by any bank, trust company or other depository approved by the Warrant Agent, certifying that specified Warrants have been deposited with it by a named holder and will remain on deposit until after the meeting; or

(ii)
by any bank, trust company, insurance company, governmental department or agency approved by the Warrant Agent, certifying that it is the holder of specified Warrants and will continue to hold the same until after the meeting, which voting certificates shall entitle the holders named therein to be present and vote at any meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders named in the voting certificates were the actual holders of the specified Warrants;

(b)
the form of the instrument appointing a proxy (which shall be in writing), the manner in which the same shall be executed and the form of any authority under which a person executes a proxy on behalf of a Warrantholder;

(c)	setting a record date for a Meeting for determining Warrantholders entitled to receive notice of and vote at a Meeting;

(d)
the deposit certificates, instruments appointing proxies or authorities at such place or places as the Warrant Agent (or the Company or Warrantholders in case the meeting is convened by the Company or the Warrantholders, as the case may be) may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same shall be deposited;

(e)
the deposit of voting certificates or instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for particulars of the voting certificates or instruments appointing proxies to be cabled or telegraphed or notified by other means of communication before the meeting to the Company or to the Warrant Agent and for the voting of voting certificates and proxies so deposited as if the voting certificates or the instruments themselves were produced at the meeting or deposited at any other place required pursuant to subsection (c); and

(f)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted.  The only persons who shall be recognized at any meeting as the holders of any Warrants, or as entitled to vote or to be present at the meeting in respect thereof, shall be registered Warrantholders and persons whom registered Warrantholders have by instrument in writing duly appointed as their proxies.

6.11	Certain Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred on them by the other provisions of this Indenture or by law but subject to obtaining the approval of the Exchange, if required, the Warrantholders shall have the following powers, exercisable from time to time by Extraordinary Resolution:

(a)
power to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in that capacity or on behalf of the Warrantholders against the Company whether the rights arise under this Indenture or otherwise;

(b)
power to agree to any change in or omission from the provisions of the Warrant Certificate and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

(c)
power to require the Warrant Agent, subject to compliance with Section 8.3, to enforce any of the obligations of the Company under this Indenture or any supplemental instrument or to enforce any of the rights of the Warrantholders in any manner specified in an Extraordinary Resolution or to refrain from enforcing any such covenant or right, upon the Warrant Agent being furnished with such funding and indemnity as it may in its discretion reasonably require;

(d)
power to remove the Warrant Agent or its successor or successors in office and to appoint a new Warrant Agent or Warrant Underwriters to take the place of the Warrant Agent or Warrant Underwriters so removed;

(e)
power to waive and direct the Warrant Agent to waive any default on the part of the Company in complying with any provision of this Indenture either unconditionally or upon conditions specified in the Extraordinary Resolution;

(f)
power to restrain any Warrantholder from taking or instituting or continuing any suit, action or proceeding against the Company for the enforcement of any of the obligations of the Company under this Indenture or to enforce any right of the Warrantholders;

(g)	power to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Warrantholders;

(h)
direct a Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Warrantholder in connection therewith; and

(i)	assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

6.12	Definition of “Extraordinary Resolution”

The expression “Extraordinary Resolution” when used in this Indenture means a resolution passed at a meeting (including an adjourned meeting) of Warrantholders duly convened and held in accordance with the provisions of this Indenture at which a quorum is present and carried by the affirmative vote of not less than 66 2/3% of the votes given on a poll or by the consent in writing, which may be in one or more instruments, of the holders of not less than 66 2/3% of the Warrants then outstanding.

6.13	Resolutions Binding on all Warrantholders

Every resolution and every Extraordinary Resolution duly passed at a meeting of the Warrantholders duly convened and held or any consent in writing having the effect of an Extraordinary Resolution shall be binding upon all the Warrantholders (including their successors and assigns) whether or not present or represented or voting at the meting or signatories to the consent, as the case may be, and each of the Warrantholders and the Warrant Agent, subject to the provisions for its indemnity contained in this Indenture, shall be bound to give effect thereto.

6.14	Holdings by Company Disregarded

In determining whether the requisite number of Warrantholders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, Extraordinary Resolution, consent, waiver or other action under this Indenture, Warrants owned by the Company or any Subsidiary of the Company, or an Affiliate, shall be deemed to be not outstanding.

6.15	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes if purporting to be signed by the chairman of the meeting, or by the chairman of the next succeeding meeting of Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting for which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed or proceedings taken thereat to have been duly passed and taken.

6.16	Powers Cumulative

Any one or more of the powers or combination of the powers in this Indenture exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Warrantholders to exercise the same or any other power or powers or combination of powers then or any power or powers or combinations of powers thereafter.

6.17	Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by Warrantholders entitled to acquire 66 2/3% of the aggregate number of Shares that can be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by Warrantholders in person or by attorney duly appointed in writing and the expression “resolution” or “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

ARTICLE 7
SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

7.1	Provision for Supplemental Indenture for Certain Purposes

From time to time the Company and the Warrant Agent may, subject to the provisions of this Indenture and the obtaining of the prior written consent of the Exchange, and shall, when so directed by this Indenture, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)
adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable and are not in the opinion of the Warrant Agent, based on the advice of counsel to the Warrant Agent, prejudicial to the interest of the Warrantholders as a group;

(b)	giving effect to any Extraordinary Resolution passed as provided in Article 6;

(c)	adding to the covenants of the Company in this Indenture for the protection of the Warrantholders;

(d)	making any modification in the form of Warrant Certificate which, in the opinion of the Warrant Agent, based on the advice of counsel to the Warrant Agent, does not affect the substance thereof;

(e)
making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Warrant Agent based on the advice of counsel, do not materially and adversely affect the interests of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation;

(f)
modifying any of the provisions of this Indenture or relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if in the opinion of the Warrant Agent, based on the advice of counsel to the Warrant Agent, the modification or relief materially impairs any of the rights of the Warrantholders, as a group, or of the Warrant Agent, and provided that the Warrant Agent may in its sole discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)
for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Warrant Agent, based on the advice of counsel to the Warrant Agent, the rights of the Warrant Agent or of the Warrantholders, as a group, are in no way prejudiced thereby;

(h)	setting forth any adjustments resulting from the application of the provisions of Article 3 hereof;

(i)
evidencing any succession (or successive successions) of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture; and

(j)	giving effect to an Extraordinary Resolution.

7.2	Successor Companies

Subject to Section 3.10, nothing in this Indenture shall prevent any consolidation, reorganization, amalgamation, arrangement or merger of the Company with or into any other body corporate, bodies corporate, or person, or a conveyance or transfer of all or substantially all the property and assets of the Company as an entirety to any body corporate or person lawfully entitled to acquire and operate the same; provided, however, that the body corporate formed by such consolidation, amalgamation or arrangement or into which such merger shall have been made or the person which acquires by conveyance or transfer all or substantially all the property and assets of the Company as an entirety shall execute and deliver to the Warrant Agent before or contemporaneously with such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and as a condition precedent thereto, an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company shall be assumed by such successor body corporate or person.  The Warrant Agent shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel that any such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith, complies with the provisions of this section.

7.3	Successor Body Corporate Substituted

In case the Company, pursuant to Section 7.2 hereof, shall be consolidated, amalgamated, reorganized, arranged or merged with or into any other body corporate or bodies corporate or person or shall convey or transfer all or substantially all of the property and assets of the Company as an entirety to another body corporate or person, the successor body corporate or person formed by such consolidation, reorganization, arrangement or amalgamation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein as the party of the first part.  Such changes may be made in the Warrants as permitted by this Indenture and as may be appropriate in view of such consolidation, amalgamation, reorganization, arrangement, merger, conveyance or transfer.

ARTICLE 8
CONCERNING THE WARRANT AGENT

8.1	Rights and Duties of Warrant Agent

8.1.1           By way of supplement to the provisions of any statute for the time being relating to warrant agents, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith with a view to the best interests of the Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent Warrant Agent would exercise in comparable circumstances.

8.1.2           No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own negligent act, negligent failure to act, fraud, wilful misconduct or bad faith.

8.1.3           The obligation of the Warrant Agent to commence or continue any action, actions or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereto and any loss and damage it may suffer by reason thereof.

8.1.4           No provision of this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

8.1.5           The Warrant Agent may, before commencing or at any time during the continuance of such act, action or proceeding require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

8.2	Evidence, Experts and Advisors

8.2.1           In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof and in such form as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to the Company.

8.2.2           In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or Applicable Legislation or pursuant to a request of the Warrant Agent.

8.2.3           Whenever Applicable Legislation requires that evidence referred to in Section 8.2.1 be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof.

8.2.4           Any statutory declaration may be made by one or more authorized officers or Directors of the Company.

8.2.5           Proof of the execution of an instrument in writing by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing the instrument acknowledged to him the execution thereof, or by an affidavit of a witness to the execution, or in any other manner that the Warrant Agent considers adequate.

8.2.6           The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it reasonably requires for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them payable by the Company in accordance with Section 4.3, without taxation of costs of any counsel and will not be responsible for any misconduct or negligence on the part of any of them who has been selected in good faith by the Warrant Agent and in conformity with the standard of care in Section 8.1.1 hereof.

8.2.7           The Warrant Agent may as a condition precedent to any action to be taken by it under this Indenture require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

8.3	Documents, Moneys, etc. Held by Warrant Agent

8.3.1           Any security, document of title or other instrument that may be at any time held by the Warrant Agent subject to the terms hereof may be placed in the deposit vaults of the Warrant Agent or of any Schedule I Canadian chartered bank or deposited for safekeeping with such bank.

8.3.2           Unless herein otherwise expressly provided, any money held pending the application or withdrawal thereof under any provision of this Indenture may be deposited in the name of the Warrant Agent in any Schedule I Canadian chartered bank at the rate of interest (if any) then current on similar deposits or:

(a)	deposited in the deposit department of the Warrant Agent or of any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or

(b)
with the consent of the Company may be invested in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of investment, of any Schedule I Canadian chartered bank or loan or trust company.

8.3.3           Unless the Company is in default hereunder, all interest or other income received by the Warrant Agent in respect of deposits in investment will belong to the Company or the Warrantholders, as applicable.

8.4	Action by Warrant Agent to Protect Interests

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve or protect its interests and the interests of the Warrantholders.

8.5	Warrant Agent not Required to give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the terms and powers of this Indenture or otherwise in respect of the premises.

8.6	Protection of Warrant Agent

Subject to the provisions of any law for the time being relating to the Warrant Agent, it is expressly declared and agreed that:

(a)	the Warrant Agent shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture made by the Company or required to verify the same;

(b)	the Warrant Agent shall not be obligated to see or to require evidence of registration (a filing or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)
the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any obligation herein contained or of any acts of the directors, officers, employees or agents of the Company;

(e)
the Company shall indemnify and hold harmless the Warrant Agent and its employees, directors, officers and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Warrant Agent or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, save only in the event of the gross negligence or wilful misconduct of the Warrant Agent.  It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Warrant Agent;

(f)
the Warrant Agent shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Warrant Agent be required to take notice of any default of the Company hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Warrant Agent may for all purposes hereunder conclusively assume that no default by the Company hereunder has occurred;

(g)
the Warrant Agent is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 3.6, 3.7, 3.9 or 3.11 or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(h)
the Warrant Agent is not accountable with respect to the validity or value (or the kind or amount) of any Shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant; and

(i)
the Warrant Agent is not responsible for any failure of the Company to make any cash payment or any failure of the Company to issue, transfer or deliver Shares or certificates for the same upon the exercise and surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Section 7.

8.7	Replacement of Warrant Agent

8.7.1           The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder by giving to the Company and the Warrantholders not less than 30 days’ notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as the Company accepts as sufficient.

8.7.2           The Warrantholders by Extraordinary Resolution may at any time remove the Warrant Agent and appoint a new Warrant Agent.

8.7.3           If the Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Company will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

8.7.4           Failing appointment by the Company, the retiring Warrant Agent or any Warrantholder may apply to the a court of competent jurisdiction in Ontario for the appointment of a new Warrant Agent.

8.7.5           Any new Warrant Agent so appointed by the Company or by the Court will be subject to removal by Extraordinary Resolution of the Warrantholders.

8.7.6           Any new Warrant Agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in the Qualifying Jurisdictions in Canada.

8.7.7           On any appointment, the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, and upon payment to the retiring Warrant Agent all monies owed to it and remaining unpaid for services rendered pursuant to this Indenture, there will be immediately delivered to the succeeding Warrant Agent all records, registers and other documents concerning the Warrants issued hereunder and there will be immediately executed, at the expense of the Company, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the powers, rights, duties and responsibilities to the new Warrant Agent.

8.7.8           On the appointment of a new Warrant Agent, the Company will promptly give notice thereof to the Warrantholders.

8.7.9           A corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without any further act on its part or on the part of any party hereto if the corporation would be eligible for appointment as a new Warrant Agent under Section 8.7.6.

8.7.10           A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent or successor Warrant Agent.

8.8	Conflict of Interest

8.8.1           The Warrant Agent represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 90 days after ascertaining that it has a material conflict of interest, either eliminate the conflict of interest or resign its agency hereunder.

8.8.2           Subject to Section 8.8.1, the Warrant Agent in its personal or any other capacity may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

8.9	Acceptance of the Warrant Agent

The Warrant Agent hereby accepts its duties and responsibilities under this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants from time to time issued pursuant to this Indenture. No trust is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee.

8.10	Warrant Agent’s Authority to Carry on Business

The Warrant Agent represents to the Company that at the date hereof it is authorized to carry on business of a trust company in each of the provinces of Canada.  If, notwithstanding the provisions of this Section 8.10, it ceases to be authorized to carry on such business in each of the provinces of Canada, the validity and enforceability of this Indenture and of the Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Warrant Agent shall, within 30 days after ceasing to be authorized to carry on such business in each of the provinces of Canada, either become so authorized or resign in the manner and with the effects specified in this Section.

8.11	Accounts

8.11.1           The Company hereby represents to the Warrant Agent that any account to be opened by, or interest to held by, the Warrant Agent in connection with this Indenture, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company agrees to complete and execute forthwith a declaration in the form prescribed by the Warrant Agent as to the particulars of such third party.

8.11.2           The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice to the Company, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

ARTICLE 9
GENERAL

9.1	Satisfaction and Discharge of Indenture

This Indenture shall expire and terminate on the earlier of:

(a)	the date by which there has been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates theretofore certified hereunder, and

(b)	the 61st day following the Warrant Expiry Date of all Warrants,

and if all Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture will cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Company and on delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

9.2	Force Majeure

Neither party shall be liable, or held in breach of this Indenture if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 9.2.

9.3	Sole Benefit of Parties and Warrantholders

Nothing in this Indenture expressed or implied will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein contained, all covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

9.4	Discretion of Directors

Any matter provided herein to be determined by the Directors will be determined by the Directors in their sole discretion and a determination so made, absent manifest error, will be conclusive.

9.5	Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture.  Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other party to contravene, applicable Privacy Laws.  The Company shall, before transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.  Specifically, the Warrant Agent agrees:

(a)	to have a designated chief privacy officer;

(b)	to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry;

(c)
to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved;

(d)	not to sell or otherwise improperly disclose personal information to any third party; and

(e)	to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

9.6	Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original, and the counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to bear the date set out at the top of the first page of this Indenture.

9.7	Language

The parties hereby consent that this Indenture and any related documents be drawn up and executed only in the English language. Les parties demandent par les présentes que la présente convention ainsi que tous les documents y afferents soient rédiges et executes en langue anglaise seulement.

9.8	Assignment

Subject to Section 8.7 hereof, neither this Indenture nor any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party any purported assignment of this Indenture which does not comply with this Section 9.7 will be considered null and void.

9.9	Benefit of the Agreement

This Indenture will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first written above.

LORUS THERAPEUTICS INC.

By:	(signed) “Elizabeth Williams”
Name: Elizabeth Williams
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(signed) “Daniel Marz”
Name: Daniel Marz
Authorized Signatory

By:	(signed) “Cheryl Davidson”
Name: Cheryl Davidson
Authorized Signatory

SCHEDULE “A” TO INDENTURE

Form of Warrant Certificate to be issued to Warrantholders

This Certificate, and the Common Share Purchase Warrants evidenced hereby, will be void and of no value unless exercised on or before 5:00 p.m. (Toronto time) on May 8, 2012 (subject to acceleration).

LORUS THERAPEUTICS INC.

NO.	WARRANTS

COMMON SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT for value received, the registered holder hereof is entitled for each Warrant represented hereby to purchase one fully paid and non-assessable common share (“Common Share”) in the capital of Lorus Therapeutics Inc. (the “Company”) at a price per share of Cdn. $1.33, subject to adjustment as hereinafter referred to.

Such right to purchase may be exercised by the registered holder hereof at any time on the date of issue hereof up to and including 5:00 p.m. (Toronto time) on May 8, 2012 (the “Warrant Expiry Time”) by surrender of this Warrant Certificate to Computershare Trust Company of Canada (the “Warrant Agent”) at the principal transfer offices of the Warrant Agent in Toronto, Ontario together with the subscription form attached hereto as Appendix A duly executed and completed for the number of Common Shares which the holder hereof is entitled to purchase and the purchase price of such Common Shares as herein provided.

This Warrant Certificate and such payment shall be deemed not to have been surrendered and made except upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office specified above.

The purchase price of Common Shares subscribed for hereunder shall be paid by certified cheque, money order or bank draft in lawful money of Canada payable to the order of the Company at par in the city where this Warrant Certificate is delivered.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the subscription form at their respective addresses specified therein or, if so specified in such subscription form, delivered to such persons at the office where the applicable Warrant Certificate was surrendered, when the transfer registers of the Company have been open for five business days after the due surrender of such Warrant Certificate and payment as aforesaid.  In the event of a purchase of a number of Common Shares fewer than the number which can be purchased pursuant to this Warrant Certificate, the holder shall be entitled to receive without charge a new Warrant Certificate in respect of the balance of such Warrants.

This Warrant Certificate and other Warrant Certificates are issued under and pursuant to a certain warrant indenture (herein referred to as the “Indenture”) dated October 4, 2010 between the Company and the Warrant Agent, to which Indenture and any instruments supplemental thereto reference is hereby made for a description of the terms and conditions upon which such Warrant Certificates are issued and are to be held all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of this Warrant Certificate by acceptance hereof assents.  The Company will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Indenture.  Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Indenture.

Subject to the Company’s right to purchase the Warrants under the Indenture and to any restriction under applicable law or policy of any applicable regulatory body, the Warrants and Warrants Certificates and the rights thereunder shall only be transferable by the registered holder hereof in compliance with the conditions prescribed in the Indenture and the due completion, execution and delivery of a Transfer Form (in the form attached hereto as Appendix B) in accordance with the terms of the Indenture.  The transfer of the warrants evidenced hereby may be restricted by applicable securities laws.  Holders are advised to consult their legal counsel in this regard.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

The holding of this Warrant Certificate shall not constitute the holder hereof a holder of Common Shares nor entitle him to any right of interest in respect thereof.

The Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions by the warrantholders entitled to purchase a specified majority of the Common Shares which may be purchased pursuant to all then outstanding Warrants.

The foregoing is only a summary of the rights and conditions attaching to the Warrants.  Warrantholders should refer to the Indenture for the complete text of the rights and conditions of the Warrants.  In the event of a conflict between the terms of this Warrant Certificate and the terms of the Indenture, the terms of the Indenture shall prevail.

The holder of this Warrant Certificate may at any time up to and including the Warrant Expiry Time upon the surrender hereof to the Warrant Agent at its principal transfer offices in Toronto, Ontario and payment of any charges provided for in the Indenture, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to subscribe in the aggregate for the same number of Common Shares as is expressed in this Warrant Certificate.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by the Warrant Agent for the time being under the Indenture.

Nothing contained herein or in the Indenture shall confer any right upon the holder hereof or any other person to subscribe for or purchase any Common Shares of the Company at any time subsequent to the Warrant Expiry Time.  After the Warrant Expiry Time this Warrant Certificate and all rights thereunder shall be void and of no value.

Time is of the essence hereof.

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of Lorus Therapeutics Inc. as of the                                           day of                                         , 20 .

LORUS THERAPEUTICS INC.

By:

Countersigned

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Dated:

APPENDIX “A” TO WARRANT CERTIFICATE
EXERCISE FORM

By Mail:		By Registered Mail, by Hand or by Courier

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA	TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

	100 University Ave 9th Floor Toronto, Ontario M5J 2Y1		100 University Ave 9th Floor Toronto, Ontario M5J 2Y1

The undersigned registered holder of the within Warrant Certificate, subject to that certain warrant indenture (the “Indenture”) dated as of October 4, 2010 between Lorus Therapeutics Inc. and Computershare Trust Company of Canada, as Warrant Agent, hereby:

(a)
subscribes for ___________ common shares (“Common Shares”) (or such number of Common Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Indenture) of Lorus Therapeutics Inc. at the price per share of Cdn. $1.33 (or such adjusted price which may be in effect under the provisions of the Indenture) and in payment of the exercise price encloses a certified cheque, money order or bank draft, in any case in lawful money of Canada payable at par in the City of Toronto, Ontario to Lorus Therapeutics Inc.; and

(b)	delivers herewith the above-mentioned Warrant Certificate entitling the undersigned to subscribe for the above-mentioned number of Common Shares.

The undersigned hereby directs that the said Common Shares be registered as follows:

Name(s) in full	Address(es) of (including Postal Code)	Number(s) of Common Shares

The undersigned represents that it (A) has had access to such current public information concerning Lorus Therapeutics Inc. as it considered necessary in connection with its investment decision, and (B) understands that the securities issuable upon exercise hereof have not and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

The undersigned represents, warrants and certifies that the undersigned holder at the time of exercise of this Warrant (i) is not in the United States as defined in Regulation S under the U.S. Securities Act (“Regulation S”); (ii) is not a U.S. Person as defined in Regulation S; (iii) is not exercising this Warrant on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; and (iv) did not acquire the Warrants in the United States or for the account or benefit of a U.S. Person or a person in the United States and did not  otherwise receive an offer to exercise this Warrant or execute or deliver this Subscription Form in the United States, and has, in all other respects, complied with the terms of Regulation S or any successor rule or regulation.

Note: Certificates representing Common Shares will not be registered or delivered to an address in the United States.

DATED this day of ____________________, 20_____.

Signature of Warrantholder guaranteed by:

(Signature of Warrantholder)

(Print Name of Warrantholder)

(Address of Warrantholder in full)

(*The name of the Warrantholder must correspond with the name upon the face of the certificate in every particular and the Company reserves the right to require reasonable assurance that such signature is genuine and effective.)

Instructions

1.
The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised along with a certified cheque, money order or bank draft in lawful money of Canada payable to the order of the Company at par in an amount equal to the exercise price applicable at the time of such surrender in respect of each Common Share which the Warrantholder desires to acquire (being not more than those which the Warrantholder is entitled to acquire pursuant to the Warrants represented by the Warrant Certificate so surrendered) to Computershare Trust Company of Canada, at its principal offices at:

By Mail	By Registered Mail, by Hand or by Courier

Computershare Trust Company of Canada	Computershare Trust Company of Canada

100 University Ave 9th Floor Toronto, Ontario M5J 2Y1	100 University Ave 9th Floor Toronto, Ontario M5J 2Y1

2.	The certificates will be mailed by registered mail to the address appearing in this Exercise Form.

3.
If Common Shares are issued to a person other than the registered Warrantholder, the signature of that person must be signature guaranteed by a Schedule 1 Canadian Chartered Bank or a major trust company or by a medallion signature guarantee from a member of a recognized signature medallion guarantee program and the Transfer Form must be completed.

4.
If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a Company or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Company.

The Warrants will expire at 5:00 p.m. (Toronto time) on May [5], 2012 and must be exercised before that time, otherwise the same shall expire and be void and of no value.

APPENDIX “B” TO THE WARRANT CERTIFICATE
TRANSFER FORM

FOR value received I/we (the “Transferor”) hereby sell, assign, and transfer unto:

(Name of Transferee)

(Address of Transferee)

(Social Insurance Number)

(Quantity & Class)	Warrants of

Lorus Therapeutics Inc (the “Company”)

represented by:

(List Certificate Numbers)

and the undersigned hereby irrevocably constitutes and appoints:

(Leave Blank)

the attorney to transfer the said Warrants on the books of the Company with full power of substitution in the premises.

DATED this ______ day of ___________________, 20_____.

Signature Guaranteed By:

(Signature of Warrantholder)

(Name of Warrantholder, Please Print)

(Capacity of Authorized Representative)

Instructions:

1.	The signature on this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or change whatever.

2.
The signature must be guaranteed by a Canadian Schedule 1 chartered bank, a major Trust Company or by a member firm of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).  The stamp must bear the words “Signature Medallion Guaranteed”.

3.
In the United States of America, signature guarantees must be done by members of a Medallion Signature Guarantee Program only.  Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of an acceptable Medallion Program.

(Signature of Transferee)	Print full name

Date:

The Warrants and the Common Shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws.  The Warrants may only be exercised in the manner required by the Warrant Certificate and the Exercise Form attached thereto.  Any securities acquired pursuant to this exercise of Warrants shall be subject to any applicable hold periods and any certificate representing such securities will bear restrictive legends, each in accordance with the Warrant Indenture between the Company and Computershare Trust Company of Canada that governs the Warrants and the Warrant Certificate.